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As filed with the Securities and Exchange Commission on June 27, 2003

File No. 333-54524

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GENUITY INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-2864824 (I.R.S. Employer Identification No.)

235 Presidential Way
Woburn, MA 01801
(800) 436-8489
(Address of principal executive offices, including zip code)

Genuity Savings Plan
(Full title of the plan)

Ira H. Parker
President and Chief Executive Officer
Genuity Inc.
235 Presidential Way
Woburn, MA
(800) 436-8489
(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Patrick O'Brien, Esq.
Ropes & Gray LLP
One International Place
Boston, MA 02110
617-951-7000

DEREGISTRATION OF SECURITIES

        Pursuant to Rule 478(a)(4) under the Securities Act of 1933, as amended, Genuity Inc. (the "Registrant") hereby de-registers any and all shares of Common Stock of the Registrant originally reserved for issuance under the Genuity Savings Plan (the "Plan") and registered under the Registration Statement on Form S-8, filed with the Securities and Exchange Commission on January 29, 2001 (File No. 333-54524) (the "Registration Statement"), which have not been issued. Effective November 27, 2002, the Plan's Investment Committee decided to prohibit participants in the Plan from investing their contributions in the Common Stock of the Registrant. Consequently, shares of Common Stock of the Registrant are no longer available for issuance under the Plan.

        Furthermore, pursuant to Rule 478(a)(4) under the Securities Act of 1933, as amended, the Registrant hereby de-registers any and all interests in the Plan registered under the Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Woburn, The Commonwealth of Massachusetts, on this 26th day of June, 2003.

GENUITY INC.
By:	/s/ IRA H. PARKER Name: Ira H. Parker Title: President and Chief Executive Officer

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DEREGISTRATION OF SECURITIES
SIGNATURES